Columbia Funds Variable Series Trust II

PLAN OF DISTRIBUTION AND

AGREEMENT OF DISTRIBUTION

AMENDED AND RESTATED

The Plan of Distribution (“Plan”) and Agreement of Distribution (“Agreement”), effective May 1, 2009 (together “Plan and Agreement”), is by and between Columbia Management Investment Distributors, Inc. (“Columbia Management Investment Distributors” or the “Distributor”), a Delaware corporation, principle underwriter of Columbia Funds Variable Series Trust II, a Massachusetts business trust (“Registrant”), pursuant to a separate distribution agreement (“Distribution Agreement”), for distribution services to the funds and the Registrant, on behalf of its underlying series (each a “fund” and collectively the “funds”) and share classes, listed in Schedule A as applicable and effective as of the date listed in Schedule A, as it may be separately amended from time to time. The terms “Fund” or “Funds” are used to refer to the Registrant or the underlying series as context requires.

The Plan and Agreement are separate and each has been approved by members of the Board of Trustees (the “Board”) of the Funds who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan and Agreement, or any related agreement, and all of the members of the Board, in person, at a meeting called for the purpose of voting on the Plan and Agreement.

1.	Reimbursement Plan

1.1	The Fund will reimburse the Distributor for various costs paid and accrued in connection with the distribution of the Funds’ shares and the servicing of owners of the Funds through variable life insurance or annuity contracts, as set forth in the fee schedule included in Schedule A.

2.	Services Provided and Expenses Borne by Distributor

2.1	RiverSource Fund Distributors shall provide distribution and underwriting services and shall bear all distribution related expenses to the extent specified in the Distribution Agreement.

2.2	Each Fund recognizes and agrees that Columbia Management Investment Distributors may offer the Funds’ shares to one or more affiliated or unaffiliated life insurance companies (“Life Companies”) for purchase on behalf of certain of their separate accounts for the purpose of funding variable life insurance contracts or variable annuity contracts or both (collectively referred to as “Variable Contracts”) and may compensate such Life Companies for providing services to Variable Contract owners or in connection with the distribution of Fund shares.

3.	Services

3.1	The Funds shall reimburse Columbia Management Investment Distributors at a rate not to exceed the rate set forth in Schedule A as partial consideration for the services it

Columbia Funds Variable Series Trust II

provides that are intended to benefit the Variable Contract owners and not the Life Companies’ separate accounts that legally own the shares. Such services may include printing and mailing prospectuses, Statements of Additional Information, supplements, and reports to existing and prospective Variable Contract owners; preparation and distribution of advertisement, sales literature, brokers’ materials and promotional materials relating to the Funds; presentation of seminars and sales meetings describing or relating to the Funds; training sales personnel regarding the Funds; compensation of sales personnel for sale of the Funds’ shares; compensation of sales personnel for assisting Life Companies or Variable Contract owners with respect to the Funds’ shares; overhead of Columbia Management Investment Distributors and its affiliates appropriately allocated to the promotion of sale of the Funds’ shares; and any other activity primarily intended to result in the sale of the Funds’ shares, including payments to Life Companies.

4.	Reports

4.1	Columbia Management Investment Distributors shall provide all information relevant and necessary for the Board to make informed determinations about whether each of the Plan and Agreement should be continued and shall: submit quarterly a report that sets out the expenses paid or accrued by it, the names of the Life Companies to whom the Funds’ shares are sold, and the payments made to each Life Company that has been reimbursed; use its best efforts to monitor the level and quality of services provided by it and each Life Company to which payment is made and to assure that in each case legitimate services are rendered in return for the reimbursement pursuant to the Plan and Agreement; and meet with the Funds’ representatives, as reasonably requested, to provide additional information.

5.	Miscellaneous

5.1	Columbia Management Investment Distributors represents that it will provide full disclosure of the Funds’ 12b-1 Plan and Agreement in the Funds’ prospectus.

5.2	All payments by Columbia Management Investment Distributors to Life Companies shall be made pursuant to a written agreement. The written agreement shall: require disclosure of the fees in accordance with applicable laws; provide for termination at any time without penalty as required by Rule 12b-1; and continue so long as its continuance is done in accordance with the requirements of Rule 12b-1.

5.3	The Funds represent that the Plan and the Agreement has been approved as required by Rule 12b-1 and may continue for more than one year so long as it is continued as required by Rule 12b-1. The Plan shall continue until terminated by action of the members of the Funds’ Board who are not interested persons of the Funds and have no direct or indirect financial interest in the operations of the Plan, and the related Agreement will terminate automatically in the event of an assignment as that term is defined in the Investment Company Act of 1940.

Columbia Funds Variable Series Trust II

5.4	Neither the Plan nor the Agreement may be amended to materially increase the amount of the payments without the approval of the outstanding voting securities.

5.5	This Plan and Agreement shall be governed by the laws of the State of Minnesota.

5.6	For Each Fund that is organized as a Massachusetts Business Trust. A copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of January 12, 2012.

/s/ J. Kevin Connaughton
J. Kevin Connaughton
President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

/s/ Beth Ann Brown
Beth Ann Brown
Senior Vice President

Columbia Funds Variable Series Trust II

Schedule A

As of January 12, 2012

Funds	Classes
	Class 2	Class 3	Class 4
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio – Balanced Fund	—	Class 3	—
Columbia Variable Portfolio – Cash Management Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Diversified Bond Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Diversified Equity Income Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Dynamic Equity Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Emerging Markets Bond Fund	Class 2	—	—
Columbia Variable Portfolio – Emerging Markets Opportunity Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Global Bond Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Global Inflation Protected Securities Fund	Class 2	Class 3	—
Columbia Variable Portfolio – High Yield Bond Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Income Opportunities Fund	Class 2	Class 3	—
Columbia Variable Portfolio – International Opportunity Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Large Cap Growth Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Limited Duration Credit Fund	Class 2	—	—
Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Mid Cap Value Opportunity Fund	Class 2	Class 3	—
Columbia Variable Portfolio – S&P 500 Index Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Select Large-Cap Value Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Select Smaller-Cap Value Fund	Class 2	Class 3	—
Columbia Variable Portfolio - Seligman Global Technology Fund	Class 2
Columbia Variable Portfolio – Short Duration U.S. Government Fund	Class 2	Class 3	—
Variable Portfolio – Aggressive Portfolio	Class 2	—	Class 4
Variable Portfolio – American Century Diversified Bond Fund	Class 2	—	—
Variable Portfolio – American Century Growth Fund	Class 2	—	—
Variable Portfolio – Columbia Wanger International Equities Fund	Class 2	—	—
Variable Portfolio – Columbia Wanger U.S. Equities Fund	Class 2	—	—
Variable Portfolio – Conservative Portfolio	Class 2	—	Class 4
Variable Portfolio – Davis New York Venture Fund	Class 2	—	—
Variable Portfolio – DFA International Value Fund	Class 2	—	—
Variable Portfolio – Eaton Vance Floating-Rate Income Fund	Class 2	—	—
Variable Portfolio – Goldman Sachs Mid Cap Value Fund	Class 2	—	—
Variable Portfolio – Invesco International Growth Fund	Class 2	—	—
Variable Portfolio – J.P. Morgan Core Bond Fund	Class 2	—	—
Variable Portfolio – Jennison Mid Cap Growth Fund	Class 2	—	—
Variable Portfolio – Marsico Growth Fund	Class 2	—	—
Variable Portfolio – MFS Value Fund	Class 2	—	—
Variable Portfolio – Moderate Portfolio	Class 2	—	Class 4
Variable Portfolio – Moderately Aggressive Portfolio	Class 2	—	Class 4
Variable Portfolio – Moderately Conservative Portfolio	Class 2	—	Class 4
Variable Portfolio – Mondrian International Small Cap Fund	Class 2	—	—
Variable Portfolio – Morgan Stanley Global Real Estate Fund	Class 2	—	—
Variable Portfolio – NFJ Dividend Value Fund	Class 2	—	—
Variable Portfolio – Nuveen Winslow Large Cap Growth Fund	Class 2	—	—
Variable Portfolio – Partners Small Cap Growth Fund	Class 2	—	—
Variable Portfolio – Partners Small Cap Value Fund	Class 2	—	—
Variable Portfolio – PIMCO Mortgage-Backed Securities Fund	Class 2	—	—
Variable Portfolio – Pyramis International Equity Fund	Class 2	—	—
Variable Portfolio – Wells Fargo Short Duration Government Fund	Class 2	—	—

Columbia Funds Variable Series Trust II

Fee Schedule

The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class:

Class	Fee
Class 2	0.25%
Class 3	0.125%
Class 4	0.25%

Payments under the Plan and Agreement shall be made within five (5) business days after the last day of each month. At the end of each calendar year, Columbia Management Investment Distributors shall furnish a declaration setting out the actual expenses it has paid and accrued. Any money that has been paid in excess of the amount of these expenses shall be returned to the Funds.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of January 12, 2012.

/s/ J. Kevin Connaughton
J. Kevin Connaughton
President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

/s/ Beth Ann Brown
Beth Ann Brown
Senior Vice President